EXHIBIT 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson
212-351-7216
david.kirby@hudson.com

Hudson Global Announces Cash Dividend

Board Approves Regular Cash Dividend of $0.05 per Quarter

NEW YORK, NY - December 21, 2015 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, today announced that its board of directors has determined the company will pay a regular, quarterly cash dividend. The dividend will initially be set at $0.05 per share per quarter and the first dividend will be issued following the release of the company’s fourth quarter 2015 earnings results.

The company has continued to execute on its strategic actions by investing in core markets, divesting non-core businesses, enhancing brand differentiating offerings and reducing costs. The dividend announcement represents a continuation of these strategic actions, following the divestitures of non-core assets over the past year, beginning with the Legal eDiscovery business in late 2014 and concluding with the sale of the Americas IT staffing and Dutch businesses in mid-2015.

“During 2015, we continued to narrow our focus on core businesses and reduce overhead costs while investing in fee earners and driving constant currency gross margin growth,” said Stephen Nolan, chief executive officer at Hudson. “As we head into 2016, we remain focused on growing our business and improving operational results.”

“We are encouraged by the strategic progress of the company,” said Jeff Eberwein, chairman of the board of directors at Hudson. “The board is pleased to be able to pay a regular dividend to return value directly to our shareholders. The approval of this dividend demonstrates the board’s confidence in the company.”

The company will declare a record date and payment date for its first quarterly cash dividend in conjunction with its fourth quarter 2015 earnings results.

About Hudson

Hudson is a global talent solutions company with expertise in leadership and specialized recruitment, recruitment process outsourcing, talent management and contracting solutions. We help our clients and candidates succeed by leveraging our expertise, deep industry and market knowledge, and proprietary assessment tools and techniques. Operating around the globe through relationships with millions of specialized professionals, we bring an unparalleled ability to match talent with opportunities by assessing, recruiting, developing and engaging the best and brightest people for our clients. We combine broad geographic presence, world-class talent solutions and a tailored, consultative approach to help businesses and professionals achieve higher performance and outstanding results. More information is available at Hudson.com.

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Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions' that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the company’s ability to successfully execute its strategic initiatives; risks related to fluctuations in the company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time; competition in the company's markets; the negative cash flows and operating losses that may recur in the future; restrictions on the company's operating flexibility due to the terms of its credit facilities; risks associated with the company's investment strategy; risks related to international operations, including foreign currency fluctuations; the company's dependence on key management personnel; the company's ability to attract and retain highly skilled professionals; the company's ability to collect its accounts receivable; the company’s ability to achieve anticipated cost savings through its cost reduction initiatives; the company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the company’s business reorganization initiatives and limits on related insurance coverage; the company’s ability to utilize net operating loss carry-forwards; volatility of the company's stock price; the impact of government regulations; and risks related to activist stockholders. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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